UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2011
SNAP INTERACTIVE, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-52176 (Commission File Number)	20-3191847 (IRS Employer Identification No.)
462 7th Avenue, 4th Floor, New York, NY 10018 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (212) 594-5050
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01   Other Events.

On December 12, 2011, Snap Interactive, Inc. (the “Company”) issued 823,157 shares of its common stock, par value $0.001 per share, to its Co-Founder upon the conversion in full of two unsecured convertible notes, effective as of November 15, 2011.  The total amount of principal and interest converted on the convertible notes was $71,959.50. The Company consented to the conversion of the notes in accordance with their respective terms, with their conversion prices adjusted to reflect the three-for-one forward stock split (effected as a stock dividend) that was effective to stockholders of record on January 14, 2010.

The Company’s Co-Founder is the brother of Clifford Lerner, the Company’s President and Chief Executive Officer. The Company has entered into a number of different transactions and agreements with its Co-Founder as described in “Note 6—Convertible Notes Payable—Related Party,” “Note 8—Related Party Transactions” and “Note 9—Subsequent Events” of the Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which descriptions are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP INTERACTIVE, INC.

Date: December 12, 2011	By:	/s/ Clifford Lerner
Name: Clifford Lerner
Title: President and Chief Executive Officer